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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            AVIC GROUP INTERNATIONAL, INC.
______________________________________________________________________________
              (Exact name of registrant as specified in its charter)


           DELAWARE                                      52-1989122
________________________________________________________________________________
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

      599 LEXINGTON AVENUE, 44th FLOOR, NEW YORK, NEW YORK      10022
______________________________________________________________________________
         (Address of principal executive offices)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class               Name of each exchange on which
       to be so registered                each class is to be registered

  COMMON STOCK, PAR VALUE $0.001         AMERICAN STOCK EXCHANGE
___________________________________     _____________________________________

___________________________________     _____________________________________

___________________________________     _____________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

______________________________________________________________________________
                              (Title of class)
______________________________________________________________________________
                              (Title of class)


                  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Furnish the information required by Item 202 of Regulation S-K (Section 229.202 of this chapter).

        INSTRUCTION. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (Section 230.424(b) of this chapter), this registration statement shall state that such prospectus shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

                           SEE ATTACHED EXHIBIT "A"


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ITEM 2. EXHIBITS.

     List below all exhibits filed as a part of the registration statement:
SEE ATTACHED EXHIBIT "A"

     Instruction. See the instructions as to exhibits, set forth below.

                                SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     (Registrant)  AVIC GROUP INTERNATIONAL. INC.
                 -------------------------------------------------------------
Date  November 19, 1996
     -------------------------------------------------------------------------
By   /s/ Joseph R. Wright, Jr.
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     *Print the name and title of the signing officer under his signature
         Joseph R. Wright, Jr., Chief Executive Officer

                           INSTRUCTIONS AS TO EXHIBITS

 I. If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.

II. If the securities to be registered are to be registered on an exchange on which no other securities of the registrant are registered, the following exhibits shall be filed with each copy of the registration statement filed with each such exchange, but need not be filed with, or incorporated by reference in, copies of the registration statement filed with the Commission:

     1. Copies of the last annual report filed pursuant to Section 13 or 15(d) of the Act or, if no such report has yet been filed, copies of the latest registration statement filed pursuant to Section 12(b) or (g) of the Act, or pursuant to the Securities Act of 1933.

     2. Copies of all current, quarterly or semi-annual reports filed pursuant to Section 13 or 15(d) of the Act since the end of the fiscal year covered by the annual report filed pursuant to Instruction 3 above, or if none, since the effective date of the latest registration statement so filed.

     3. Copes of the latest definitive proxy statement or information statement, if any, filed with the Commission pursuant to Section 14 of the Act.

     4. Copies of the charter and bylaws, or instruments corresponding thereto, and copies of any other documents defining the rights of holders of the securities to be registered.

     5.  Specimens or copies of each security to be registered hereunder.

     6. Copies of the last annual report submitted to stockholders by the registrant or its predecessors. Such annual report shall not be deemed to be "filed" with the exchange or otherwise subject to the liabilities of Section 18 of the Act, except to the extent it may already be subject thereto.


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                        AVIC GROUP INTERNATIONAL, INC.
                        ------------------------------

                                 EXHIBIT "A"

                        TO REGISTRATION STATEMENT ON

                                  FORM 8-A

                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
        --------------------------------------------------------

        COMMON STOCK. AVIC Group International, Inc., a Delaware corporation (the "Company") is authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"). Subject to those preferential rights, as may be determined by the Board of Directors of the Company in connection with the issuance of a series of Preferred Stock, holders of Common Stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by the Board of Directors out of legally available funds and to share ratably in any distribution of the Company's assets after payment of all debts and other liabilities, upon liquidation, dissolution or winding up. Common stockholders do not have preemptive rights or other rights to subscribe for additional shares and the Common Stock is not subject to redemption. The outstanding shares are validly issued, fully paid and nonassessable.

        Under Delaware law, each holder of a share of Common Stock is entitled to one vote per share for each matter submitted to the vote of the stockholders, and cumulative voting is allowed for the election of directors, if provided for in the Certificate of Incorporation. The Company's Certificate of Incorporation does not provide for cumulative voting.

ITEM 2. EXHIBITS.
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        The following exhibits have been filed with the exchange on which the securities are to be registered:

    1. Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.
    2. Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996 and June 30, 1996.
    3. Definitive Proxy Statement on Schedule 14A dated April 18, 1996 for Special Meeting of Stockholders on May 7, 1996.
    4. a. Certificate of Incorporation, dated June 20, 1996.
       b. Restated Certificate of Incorporation, dated July 10, 1996.
       c. Bylaws dated June 24, 1996.
    5. Specimen Common Stock certificate.